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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------




We hereby consent to the use in the Prospectus constituting part of this Amendment No. 1 to the Registration Statement on Form S-4 of Bell Sports Corp., of our report dated July 27, 1998, except as to Note 1, which is as of August 17, 1998 relating to the financial statements of Bell Sports Corp., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts", "Summary Historical and Pro Forma Consolidated Financial Data" and "Holdings Selected Historical Consolidated Financial and Other Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Summary Historical and Pro Forma Consolidated Financial Data" or such "Holdings Selected Historical Consolidated Financial and Other Data."




PRICEWATERHOUSECOOPERS LLP


San Franciso, California
December 3, 1998